Exhibit 23(c)

Consent of Independent Auditors

We consent to the use of our report dated June 27, 2025, with respect to the combined financial statements of Fund III Projects, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania

January 30, 2026